EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors
Intelect Communications, Inc.


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 (Registration No. 333-______) of our report dated March 31, 1999, included in Intelect Communications, Inc.'s Form 10-K for the year ended December 31, 1998, and to all references to our firm included in this registration statement.

                                              GRANT THORNTON LLP


Dallas, Texas
February 11, 2000